UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

Annaly Capital Management, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Annaly Capital Management, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 25, 2017 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to provide additional information regarding the frequency of future stockholder advisory votes regarding the Company’s executive compensation. No changes have been made to the Original Filing.

Item 5.07(d).	Submission of Matters to a Vote of Security Holders

As reported in the Original Filing, at the Company’s 2017 Annual Meeting of Stockholders held on May 25, 2017, the Company’s stockholders approved, on an advisory basis, holding an annual advisory vote regarding the Company’s executive compensation. Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company’s definitive proxy statement filed with the SEC on April 11, 2017 and the advisory vote of the Company’s stockholders on this proposal at the Annual Meeting of Stockholders, the Company intends to hold the advisory vote on the Company’s executive compensation every year. The Company intends to continue holding such votes annually until the next required vote on the frequency of the advisory vote on the Company’s executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.
(REGISTRANT)

Date: September 28, 2017	By:	/s/ Glenn A. Votek
	Name:	Glenn A. Votek
	Title:	Chief Financial Officer

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